Exhibit 99.1
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES
RESIGNATION OF CHIEF OPERATING OFFICER
New York, NY – January 14, 2008 – Town Sports International Holdings, Inc. (the “Company”) (NASDAQ: CLUB) today announced that Randall Stephen has resigned as the Company’s Chief Operating Officer.
Alex Alimanestianu, Chief Executive Officer commented, “On behalf of the Company, I want to thank Randy for his many contributions to the Company and for his efforts over the past 6 years. We all wish Randy well in his future endeavors.”
About Town Sports International Holdings, Inc.
Town Sports International Holdings, Inc. (NASDAQ:CLUB) is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States operating under the brand names New York Sports Clubs, Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs. As of December 31, 2007, Town Sports International, through its subsidiaries, operated 158 clubs in the United States and three clubs in Switzerland. For more information, visit www.mysportsclubs.com.
Forward-Looking Statements:
This press release contains “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
Integrated Corporate Relations, Joseph Teklits
(203) 682-8258
joseph.teklits@icrinc.com